                                                                  EXHIBIT 8.1(a)


                                FORM OF OPINION
                   [LETTERHEAD OF WEIL, GOTSHAL & MANGES LLP]


                              February  ,1999



Protection One, Inc.
6011 Bristol Parkway
Culver City, California 90230

New Protection One, Inc.
6011 Bristol Parkway
Culver City, California 90230


Ladies & Gentlemen:

                  You have requested our opinion regarding certain federal income tax consequences of the merger (the "Merger") of P-1 Merger Sub, Inc., a Delaware corporation ("Merger Sub (Del.)") and a direct wholly-owned subsidiary of Protection One Acquisition Holding Corporation, a Delaware corporation ("New Protection One"), with and into Protection One, Inc., a Delaware corporation ("Protection One").

                  In formulating our opinion, we examined such documents as we deemed appropriate, including the Amended and Restated Agreement and Plan of Contribution and Merger dated as of October 28, 1998 by and among Protection One, New Protection One, P-1 Merger Sub, Inc., a Massachusetts corporation ("Merger Sub (Mass.)"), Merger Sub (Del.) and Lifeline Systems, Inc., a Massachusetts corporation ("Lifeline") (with all amendments thereto, the "Merger Agreement") and the Proxy Statement/Information Statement/Prospectus (the "Information Statement"), included in the Registration Statement on Form S-4, as filed by New Protection One with the Securities and Exchange Commission on
            , 1999, in which the Information Statement is included as a prospectus (with all amendments thereto, the "Registration Statement"). In addition, we have obtained such additional information as we deemed relevant and necessary through consultation with various officers and representatives of New Protection One, Protection One, Merger Sub (Del.), Merger Sub (Mass.) and Lifeline.

                  Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger set forth in the Merger Agreement, the Information Statement and the Registration Statement, (2) the consummation of the Merger in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Information Statement and the Registration Statement, (3) the accuracy of the representations made by Protection One, which are set forth in the Certificate delivered to us by Protection One and dated the date hereof, (4) the accuracy of the representations made by New Protection One which are set forth in the Certificate delivered to us by New Protection One and dated the date hereof, (5) the accuracy of the representations made by Westar Capital, Inc. ("Westar") which are set forth in the Certificate delivered to us by Westar and dated the date hereof, and (6) that any representations made in such certificates or in the Merger Agreement "to the knowledge of" or similarly qualified are true, correct and complete without such qualifications.

                  Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth herein, we are of the opinion that for federal income tax purposes:

         1. The Merger will constitute a reorganization within the meaning of
         Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and will also qualify for nonrecognition treatment under, and to the extent provided by, Section 351 of the Code.

         2. Each of New Protection One, Merger Sub (Del.) and Protection One will be a party to the reorganization within the meaning of Section 368(b) of the Code.

         3. No gain or loss will be recognized by New Protection One, Merger Sub (Del.) or Protection One as a result of the Merger.

         4. No gain or loss will be recognized by the shareholders of Protection One as a result of the receipt of New Protection One common stock pursuant to the Merger.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein.

                  Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,



                                       2